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                                                                   Exhibit 10.49


                            Supplemental Schedule A
                                       to
                          Form of Employment Agreement


Charles Cantor, Ph.D.  (S) 1       (Title): Chief Scientific Officer
                                   (Date): August 1, 1998
                       (S) 2       (Title): Chief Executive Officer
                                   Department Responsibilities): Research and
                                   Development
                                   (Specific Responsibilities): Research and
                                   Development activities at the Company,
                                   including at the Company's San Diego
                                   headquarters and those at the Company's
                                   subsidiary, Sequenom GmbH, in Hamburg,
                                   Germany and serving as Chairman of the
                                   Company's Scientific Advisory Board.
                                   (Superior): Chief Executive Officer
                       (S) 3  (a)  (Title): Chief Scientific Officer
                                   (Amount 1): $180,000
                                   (Amount 2): n/a
                              (b)  (Amount 3): $21,000
                                   (insert sentence) In addition for as Chairman of the Company's Scientific Advisory Board.
                                   Employee will receive additional compensation of $30,000. This Compensation shall be paid pro-rata throughout each year of Employee's employment with Company or until Employee no longer serves as the Chairman of the Company's Scientific Advisory Board.
                              (c)  (replace paragraph): The Company has granted
                                   to Employee stock options to purchase up to 180,000 shares of the common stock of the Company, $0.001 par value per share. The exercise price for the stock options of $0.50 per share. The stock options shall vest accordingly, 50,000 shares immediately vest, an additional 65,000 shares on each of the first and second anniversaries of the Effective date of this agreement and conditioned on Employee's continued employment. Provided, however, in the event all, or substantially all, of the assets of Sequenom, or a majority of the corporate shares of Sequenom, are acquired by another business or by an individual, then all remaining unexercised stock options previously granted to Employee shall become
                                   100% vested as of the effective date of the acquisition.
                             (d)   (replace paragraph): Additionally, Company
                                   has granted to Employee stock options to purchase up to 100,000 shares of the common stock of the Company, $0.001 par value per share. The exercise price for the stock options of $3.00 per share. The stock options shall vest accordingly, in equal portions over 48 months, the first vest date being February 29, 1999 and conditioned on Employee's continued employment. Provided, however, that in the event all, or substantially all, of the assets of Sequenom, or a majority of the corporate shares of Sequenom, are acquired by another business or by an individual, then all remaining unexercised stock options previously granted to Employee shall become 100% vested as of the effective date of the acquisition.
                             (e)   (Amount 6): n/a
                                   (Milestone Description 2): n/a
                             (f)   (replace paragraph) Employee has obtained a
                                   leave of absence from his positions at Boston
                                   University for a period of at least two
                                   years, and will relocate his main residence to the San Diego, California area. While continuing to be affiliated with Boston
                                   University, Employee will be required to visit Boston University up to twelve times per year. The Company will reimburse Employee for air travel to and from Boston for up to twelve such visits per year at the rate of $200 per day for up to twenty-four days per year. Such payments shall cover expenses for meals, lodging and local transportation in the Boson area and shall be made monthly in arrears. Any


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                                   consulting activities in the Boston area will
                                   be combined with Employee's scheduled visits to Boston University whenever possible. The Company will pay Employee other reasonable out-of-pocket expenses approved in advance by the Company in furtherance of or in connection with his employment hereunder.
                             (g)   (Amount 8): n/a
                Signature
                Block:
                                   (Date): November 16, 1999
                                   (Employee Name): Charles Cantor, Ph.D.
                                   (Employee Address):
                                   (Date): [blank]
                                   (By): [blank]
                                   (Title): [blank]

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